EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LANTRONIX COMMENCES MAILING OF DEFINITIVE PROXY MATERIALS;
MAILS LETTER TO STOCKHOLDERS

Urges Stockholders to Vote FOR Lantronix’ Directors on the WHITE Proxy Card Today

Irvine, CA – November 1, 2010 – Lantronix, Inc. (NASDAQ: LTRX), a leading provider of secure, remote management, device networking and data center management technologies, today announced that it has commenced mailing definitive proxy materials to Lantronix stockholders for the Company’s 2010 Annual Meeting of Stockholders.  Lantronix stockholders of record as of the close of business on October 26, 2010 will be entitled to attend and vote at the December 15, 2010 Annual Meeting.  Lantronix urges all stockholders to vote FOR Lantronix’ highly qualified and experienced directors on the WHITE proxy card today and to discard any gold proxy card you may receive from Bernhard Bruscha or TL Investment GmbH.

In connection with the upcoming Annual Meeting, Lantronix’ Board of Directors today mailed the following letter to stockholders:

November 1, 2010

Dear Fellow Stockholder:

PROTECT THE VALUE OF YOUR INVESTMENT – VOTE FOR LANTRONIX’ DIRECTORS ON THE ENCLOSED WHITE PROXY CARD TODAY

At Lantronix, Inc.’s Annual Meeting of Stockholders, scheduled for December 15, 2010, you will have the opportunity to make an important decision regarding the future of your investment in Lantronix.  Bernhard Bruscha, former Chairman of the Board of Lantronix and a current director who owns approximately 38% of our common stock, and TL Investment GmbH, an entity he controls, have nominated three individuals, including Mr. Bruscha, for election to your Board of Directors at the Annual Meeting.

In order to avoid a costly and distracting election contest, your Board of Directors agreed to leave three seats on the Board vacant for Mr. Bruscha’s nominees, subject to confirming that those nominees satisfy the requirements of our bylaws and applicable law.  Despite our efforts to accommodate Mr. Bruscha, he has embarked on a public campaign attacking your current Board and management.

Since Mr. Bruscha’s actions can make no difference to the outcome of the election of directors at the Annual Meeting, this campaign is not about Board seats.  It is about two fundamentally different visions of the future of Lantronix:

●
The vision of your Board and management team, who have taken decisive steps to reposition Lantronix for growth and who are focused on delivering innovative products and services to our customers that we believe will build long-term value for Lantronix stockholders; versus

●	Mr. Bruscha’s vision, which represents a return to failed strategies and flawed leadership.

Your vote is important, no matter how many, or how few, shares you own.  We urge you to protect your investment in Lantronix by voting for Lantronix’ director nominees on the enclosed WHITE proxy card by telephone, Internet or mail today.

YOUR BOARD AND MANAGEMENT TEAM HAVE REPOSITIONED LANTRONIX FOR GROWTH AND VALUE CREATION

Management Has Stabilized Revenue and Reinvigorated Lantronix Product and Service Offerings

Your Board of Directors believes that, under the leadership of Jerry Chase, Lantronix has made substantial operational and financial progress in a challenging market environment, significantly upgraded its product offerings, and positioned the Company for growth in key market sectors, including the health care information technology market.  For these reasons, your Board of Directors fully supports the current Lantronix management team and its strategic plan for the Company, which Mr. Bruscha seems intent on disrupting.

●	Despite challenging market conditions, under the leadership of your current Board and management team, Lantronix has:
●	Delivered nine consecutive quarters of cash earnings;
●	Stabilized revenues and order rates;
●	Improved cash flows and increased our cash balance;
●	Revamped and refocused our sales and marketing organization; and
●	Invested in innovation, developing new products and services that provide exciting opportunities for future growth in revenues and profits.

●	The continued progress of the strategy put in place by our current Board and management is reflected in our results for the most recently completed fiscal quarter.

LANTRONIX IS POSITIONED FOR GROWTH
We Have the Right Plan to Build Stockholder Value

Lantronix today is the industry leader in secure communications solutions to connect and control any type of equipment via the Internet.  Since 2008, Lantronix’ management has made substantial investments to develop a diverse product offering and connectivity solutions – and those investments are beginning to bear fruit.  Your Board and management team are committed to building on Lantronix’ industry leadership position and capitalizing on our portfolio of promising new products.  We are focused on the next stage of Lantronix’ growth and development – and our prospects are bright:

●
We recently introduced AccessMyDevice™, a subscription-based service enabling equipment to be securely and remotely accessed behind firewalls from anywhere via a secure web browser.  AccessMyDevice extends the benefits of cloud computing to devices using a low-cost, on-demand pricing and implementation model.  There is no other product like AccessMyDevice available on the market today.

●	Lantronix has moved beyond commoditized wireless enablement technology and network connectivity solutions to delivering high value-added command and control solutions for intelligent devices.

●
Our innovative new products and solutions – developed under our current management team – are focused on high demand, high growth markets such as the health information technology and medical device market.

LANTRONIX’ RECENTLY ANNOUNCED FINANCIAL RESULTS FOR ITS FISCAL 2011 FIRST QUARTER DEMONSTRATE THAT OUR STRATEGY IS WORKING

On October 28, 2010, Lantronix announced strong financial results for the fiscal first quarter of 2011.  Highlights of the quarter included:
●	Net revenue of $12.2 million, up 3% sequentially and 11% year-over-year;
●	Lantronix delivered its ninth consecutive quarter of cash earnings;
●	Cash and cash equivalents increased to $10.5 million at September 30, 2010; and
●
The Company launched AccessMyDevice™, our leading edge managed service solution, which will provide new revenue streams and serve as a robust platform for delivering Software-as-a-Service solutions to the machine-to-machine market.

BERNHARD BRUSCHA’S ACTIONS THREATEN TO DERAIL LANTRONIX’ PROGRESS AND ARE NOT IN THE BEST INTERESTS OF ALL STOCKHOLDERS

We believe that Mr. Bruscha initiated his campaign for Board seats with the objective of reshaping the Board of Directors to consist of a majority of directors aligned with Mr. Bruscha, without paying any control premium to our public stockholders.  In addition, Mr. Bruscha has made it clear that he believes that he and his nominees should play a substantial role in Lantronix management.  Your Board concluded that these actions are not in the interests of our public stockholders, and consequently took action to ensure that Mr. Bruscha’s representation on the Board of Directors would not exceed his proportionate ownership of Lantronix.

Bernhard Bruscha founded Lantronix and has been involved with Lantronix for more than 20 years, including serving as Chairman of the Board from 1989 to 2002.  During Mr. Bruscha’s tenure, Lantronix suffered a massive decline in stockholder value, with the share price of Lantronix declining by more than 95% from its high and more than 90% from its public offering price.  The Company was also involved in an SEC investigation and a significant accounting restatement relating to inappropriate revenue recognition practices.  Mr. Thiel, one of Mr. Bruscha’s nominees, was CEO during the period in which these events occurred.  In connection with Mr. Thiel’s nomination, Lantronix has requested that Mr. Thiel address certain issues that may impact his eligibility to serve as a director under our bylaws and applicable law.  We are awaiting a response on these issues.

When Jerry Chase became our CEO in 2008, he inherited a business that depended on legacy products and commodity product offerings.  A generation of products developed between 2004 and 2008 under the prior management team account for less than 15% of our current revenue.  Today, the investments made under our current management team are starting to bear fruit, and we are introducing a variety of exciting new products.  Although we recognize that Mr. Bruscha is an important stockholder and is entitled to a voice in governance of Lantronix, we cannot afford to repeat the mistakes of our past.  Consequently, we believe it is critical that Lantronix maintain a Board and management that are independent of Mr. Bruscha.

We believe that Lantronix should move forward, not back, and continue to pursue its current business plan.  We believe that plan is working, and we are excited about the future of Lantronix.   We strongly believe that this plan is in the best interests of all our stockholders.  We urge you to protect your investment in Lantronix by supporting your Board and not allowing Mr. Bruscha to further disparage your Board and management or disrupt the important progress we are making to advance our stated goals and create stockholder value.

YOUR VOTE IS IMPORTANT.  PROTECT YOUR INVESTMENT
BY VOTING FOR YOUR BOARD ON THE WHITE PROXY CARD TODAY!

The Board’s nominees, all of whom (other than Mr. Chase, our CEO) are independent and the majority of whom were elected in the past three years, are engaged, open-minded, and committed to enhancing value for all Lantronix stockholders.  The Board is comprised of highly-qualified, proven business executives who bring a deep understanding of Lantronix’ technologies, markets, customers and products.  Your directors have devoted significant time and energy to developing the Company’s strategic plan, and the Board and management team are committed to successfully executing that plan.

To ensure that all stockholders – and not just Bernhard Bruscha – can benefit from the future opportunities ahead, we urge you to vote FOR your Board’s highly qualified nominees TODAY – by telephone, Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

On behalf of your Board of Directors, I thank you for your continued support,

Sincerely,

/s/ Lewis Solomon
Lewis Solomon
Chairman of the Board

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

MACKENZIE PARTNERS, INC.
212-929-5500 (call collect)
or
Toll-Free 800-322-2885

IMPORTANT
We urge you NOT to sign any GOLD proxy card sent to you by Bernhard Bruscha or TL Investment GmbH.
If you have already done so, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote TODAY – by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

About Lantronix
Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Our solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet, provide secure remote access to firewall-protected equipment, and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit http://www.lantronix.com.

The Lantronix blog, http://www.lantronix.com/blog, features industry discussion and updates. To follow Lantronix on Twitter, visit http://www.twitter.com/Lantronix

To receive an RSS feed of all Lantronix’ news, please visit http://www.lewiswire.com/us/lewiswire/Lantronix/c/458 and click on subscribe.

Safe Harbor

This document contains forward-looking statements, including statements concerning financial results, anticipated market growth, market vision, product features, and expectations regarding future operational and financial performance.  These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements, including but not limited to: quarterly fluctuations in operating results; changing market conditions; government and industry standards; market acceptance of Lantronix products by customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; court approval of settlements in significant litigation; unusual or unexpected expenses; cash usage; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see Lantronix' recent SEC filings, including its Form 10-K for the fiscal year ended June 30, 2010 and its Forms 10-Q for the fiscal quarters ended December 31, 2009 and March 31, 2010. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Additional Information

On October 29, 2010, Lantronix filed a definitive proxy statement with the Securities and Exchange Commission in connection with the Company’s annual meeting.  Stockholders are urged to read the definitive proxy statement, because it contains important information.  Stockholders may obtain, free of charge, copies of the definitive proxy statement and other documents filed by Lantronix with the Securities and Exchange Commission at the Securities and Exchange Commission’s website, http://www.sec.gov.  In addition, stockholders may obtain copies of our definitive proxy statement and other documents filed with the Securities and Exchange Commission by Lantronix free of charge by writing to Lantronix, Inc., 167 Technology Drive, Irvine, California 92618.

Media Contacts:

Jamie Moser / Jennifer Friedman
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investor Contacts:

Larry Dennedy / Dan Sullivan
MacKenzie Partners, Inc.
212-929-5500